Exhibit 10.1

APREA THERAPEUTICS, INC.

2019 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: September 19, 2019
APPROVED BY THE STOCKHOLDERS: September 26, 2019
TERMINATION DATE: September 19, 2029

I.  INTRODUCTION

1.1                               PURPOSES.  The purposes of the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2                               CERTAIN DEFINITIONS.

“Agreement” means the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in Section 5.8(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of NASDAQ or, if the Common Stock is not listed on NASDAQ, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” means Aprea Therapeutics, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Person” means any natural person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person”

does not include: (i) the Company or any Subsidiary; (ii) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of this Plan, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

“Fair Market Value” means the closing transaction price of a share of Common Stock as reported on NASDAQ on the date as of which such value is being determined or, if the Common Stock is not listed on NASDAQ, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code; provided, further, in the case of grants made in connection with the Initial Public Offering, Fair Market Value shall mean the price per share at which shares of Common Stock are initially offered for sale to the public by the Company’s underwriters in the Initial Public Offering.

“Free-Standing SAR” means a SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Incentive Stock Option” means an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Initial Public Offering” means an initial public offering of the Common Stock of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” means an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” means a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” means the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award.  Such criteria and objectives may include one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures:  the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to publication, clinical or regulatory milestones, research and development achievements, market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency,  acquisitions or divestitures, coverage decisions, licenses, collaborations, joint ventures or promotional arrangements and such other goals as the Committee may determine whether or not listed herein, or any combination of the foregoing.   Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof.  The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” means any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Restricted Stock” means shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” means an award of Restricted Stock under this Plan.

“Restricted Stock Unit” means a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” means an award of Restricted Stock Units under this Plan.

“Restriction Period” means any period designated by the Committee during which either (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” means a stock appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” means a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Subject Person” has the meaning set forth in Section 5.8(a)(1).

“Subsidiary” means any corporation, limited liability company, partnership, joint venture, or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” means an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock or upon the substitution of Nonstatutory Stock Options for options of Aprea Therapeutics AB in connection with the reorganization of Aprea Therapeutics AB; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” means an SAR which is granted in tandem with, or by reference to, an option (including a Nonstatutory Stock Option granted prior to the date of grant of the SAR),

which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” has the meaning set forth in Section 5.5.

“Ten Percent Holder” has the meaning set forth in Section 2.1(a).

1.3                               ADMINISTRATION.  This Plan shall be administered by the Committee.  Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonstatutory Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards.  The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.  The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan, and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities.  All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or Bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4                               ELIGIBILITY.  Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time.  Participants shall also consist of persons to whom Nonstatutory Stock Options are granted in substitution for options of Aprea Therapeutics AB in connection with the reorganization of Aprea Therapeutics AB.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.  Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent.  The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence.  Notwithstanding anything herein to the contrary, the aggregate value of cash compensation to be paid and the grant date fair value of equity awards that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $500,000; provided, however, such limit shall be multiplied by 1.5 for the first fiscal year in which a Non-Employee Directors commences service on the Board.

1.5                               SHARES AVAILABLE.  Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 5,000,000 shares of Common Stock shall initially be available for all awards under this Plan, including in respect of Nonstatutory Stock Options issued in substitution for options of Aprea Therapeutics AB in connection with the reorganization of Aprea Therapeutics AB, but excluding future Substitute Awards.   Subject to adjustment as provided in Section 5.7, no more than 5,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options.    The number of shares of Common Stock available under the Plan shall increase annually on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2020, and continuing until (and including) the fiscal year ending December 31, 2029, with such annual increase equal to the lesser of (i) 5,000,000 shares of Common Stock, (ii) 4% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by the Board.   The number of shares of Common Stock that remain available for future grants under this Plan shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan, other than Substitute Awards other than the Nonstatutory Stock Options granted in substitution for options of Aprea Therapeutics AB in connection with the reorganization of Aprea Therapeutics AB, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. In addition, shares of Common Stock subject to an award under this Plan shall again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award.  Notwithstanding anything herein to the contrary, shares repurchased by the Company on the open market with the proceeds of an option exercise shall not again be available under this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1                               STOCK OPTIONS.  The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee.  Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonstatutory Stock Option.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a holder during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonstatutory Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)                                 Number of Shares and Purchase Price.  The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)                                 Option Period and Exercisability.  The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option may be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option may not be exercised later than five years after its date of grant.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option.  The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)                                  Method of Exercise.  An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either: (A) in cash; (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation; (D) in cash by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise; (E) in any other form of legal consideration that may be acceptable to the Committee and specified in the Agreement; or (F) a combination of (A), (B), (C) and (E), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request.  Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the holder.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the

Company’s satisfaction).

2.2                               STOCK APPRECIATION RIGHTS.  The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.  The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)                                 Number of SARs and Base Price.  The number of SARs subject to an award shall be determined by the Committee.  Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.  The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option.  The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)                                 Exercise Period and Exercisability.  The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR may be exercised later than ten years after its date of grant.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR.  The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs.  If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).  Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)                                  Method of Exercise.  A Tandem SAR may be exercised by (i) giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) executing such documents as the Company may reasonably request.  A Free-Standing SAR may be exercised by (A) giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) executing such documents as the Company may reasonably request.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3                               TERMINATION OF EMPLOYMENT OR SERVICE.  All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

2.4                               NO REPRICING.  The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5                               NO DIVIDEND EQUIVALENTS.  Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III.  STOCK AWARDS

3.1                               STOCK AWARDS.  The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee.  The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

3.2                               TERMS OF RESTRICTED STOCK AWARDS.  Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)                                 Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)                                 Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)                                  Stock Issuance.  During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award.  All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part.  Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)                                 Rights with Respect to Restricted Stock Awards.  Subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3                               TERMS OF RESTRICTED STOCK UNIT AWARDS.  Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)                                 Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)                                 Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)                                  Settlement of Vested Restricted Stock Unit Awards.  The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same restrictions as such Restricted Stock Units.  Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4                               OTHER STOCK AWARDS.  Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion.  Any dividend equivalent rights granted with respect to an award shall be subject to the same vesting conditions as the underlying award.

3.5                               TERMINATION OF EMPLOYMENT OR SERVICE.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

IV.  PERFORMANCE AWARDS

4.1                               PERFORMANCE AWARDS.  The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2                               TERMS OF PERFORMANCE AWARDS.  Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)                                 Value of Performance Awards and Performance Measures.  The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)                                 Vesting and Forfeiture.  The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)                                  Settlement of Vested Performance Awards.  The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof.  If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d).  Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award.  Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3                               TERMINATION OF EMPLOYMENT OR SERVICE.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

V.  GENERAL

5.1                               EFFECTIVE DATE AND TERM OF PLAN.  This Plan shall be submitted to the stockholders of the Company for approval within 12 months of Board approval and, if approved, shall be effective as of the date of such Board approval. This Plan shall terminate on the tenth anniversary of Board approval of the Plan, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board.

5.2                               AMENDMENTS.  The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of NASDAQ or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.4 or the terms of Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3                               AGREEMENT.  Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.  No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award.  Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4                               NON-TRANSFERABILITY.  No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person.  Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5                               TAX WITHHOLDING.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.  An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise; (E) any other form of payment that may be acceptable to the Committee and specified in the Agreement or (F) any combination of (A), (B), (C) and (E), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as shall not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6                               RESTRICTIONS ON SHARES.  Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7                               ADJUSTMENT.   In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8                               CHANGE IN CONTROL.

(a)                                 For purposes of this Plan, “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(1)  any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities by the Company or any Subsidiary, (B) on account of the acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (D) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company or any Subsidiary, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(2)  there is consummated a merger, consolidation, or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(3)  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; or

(4)  there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license, or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing the domicile of the Company and (B) with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) shall also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

(b)                                 Subject to the terms of the applicable Agreements, in the event of a Change in Control, the Board, as constituted prior to the Change in Control, may, in its discretion:

(1)  require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(2)  require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, or other property be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(3)  require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(b)(1)  , whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(b)(1)  ; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

5.9                               DEFERRALS.  The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10                        NO RIGHT OF PARTICIPATION, EMPLOYMENT OR SERVICE.  Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan.  Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11                        RIGHTS AS STOCKHOLDER.  No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12                        DESIGNATION OF BENEFICIARY.  To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity.  To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company.  Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company.  The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse.  The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations.  If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13                        AWARDS SUBJECT TO CLAWBACK.  The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.14                        GOVERNING LAW.  This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15                        FOREIGN EMPLOYEES.  Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

APREA THERAPEUTICS, INC.
2019 STOCK INCENTIVE PLAN

STOCK OPTION AWARD NOTICE

[Name]

September 20, 2019

In substitution of your options with respect Aprea Therapeutics AB in connection with the corporate reorganization of Aprea Therapeutics AB, you have been awarded an option to purchase shares of Common Stock of Aprea Therapeutics, Inc., a Delaware corporation (the “Company”). The option is granted pursuant to the terms and conditions of the Aprea Therapeutics, Inc. 2019 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Stock Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:

You have been awarded a Nonstatutory Stock Option to purchase from the Company [          ] shares of its Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 4.2 of the Agreement.

Original Option Date:	[ ]

Exercise Price:	$[ ] per share, subject to adjustment as provided in Section 4.2 of the Agreement.

Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Holder, (i) one quarter of the shares subject to the Option on the Original Option Date vested on the first day of the first calendar quarter beginning at least twelve (12) months after the Original Option Date and (ii) 1/36th of the shares subject to the Option on the Original Option Date vested or shall vest thereafter on a monthly basis on each monthly anniversary of the Original Option Date, if, and only if, you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (a) employed by the Company or any of its Subsidiaries; (b) serving as a Non-Employee Director or (c) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including such date.

Exercise Limitations:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Holder, you shall be entitled to exercise the Option, to the extent vested, from and after the earlier to occur of an Initial Public Offering, Acquisition or Asset Transfer (each as defined in the Company’s Amended and Restated Certificate of Incorporation).

Expiration Date:

Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., U.S. Eastern time, on September 30, 2026.

APREA THERAPEUTICS, INC.

By:
Name:	Christian S. Schade
Title:	President and Chief Executive Officer

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Aprea Therapeutics, Inc., I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Holder

Date

APREA THERAPEUTICS, INC.
2019 STOCK INCENTIVE PLAN

Stock Option Agreement

In substitution of options with respect to Aprea Therapeutics AB in connection with the corporate reorganization of Aprea Therapeutics AB, Aprea Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (“Holder”) named in the award notice attached hereto (the “Award Notice”) as of September 20, 2019, pursuant to the provisions of the Aprea Therapeutics, Inc. 2019 Stock Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.                                      Option Subject to Acceptance of Agreement. The Option shall be null and void unless Holder shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2.                                      Time and Manner of Exercise of Option.

2.1.                            Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2.                            Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”) if, and only if, Holder is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries; (ii) serving as a Non-Employee Director or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the Original Option Date through and including the applicable vesting date. The Option shall also be subject to the following terms and conditions:

(a)                                 Voluntary Resignation by Holder, Termination by Company Other Than  for Cause or Termination Due to Retirement, Death or Disability. If Holder’s employment with the Company terminates due to (i) Holder’s voluntary resignation, (ii) termination by the Company other than for Cause, (iii) Holder’s retirement pursuant to the terms of Holder’s employment agreement with the Company or applicable regulatory requirements, (iv) death or (v) termination by the Company due to physical disability, the Option, to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Holder (or, in the event of Holder’s death, Holder’s estate) until and including the earlier to occur of (i) the date which is six (6) months after the date of such termination of employment and (ii) the Expiration Date. Except to the extent the Option is vested and exercisable as of Holder’s termination of employment under this Section 2.2(a), the unvested portion of the Option shall terminate immediately upon such termination of employment.

(b)                                 Termination by Company for Cause. If Holder’s employment with the Company is terminated by the Company for Cause, then the Option, whether or not vested, shall terminate immediately upon such termination of employment.

(c)                                  Change in Control. In the event Holder’s employment is terminated by the Company without Cause or by Holder due to Good Reason, in each case, within one-year following a Change in Control, the Option, to the extent it is then outstanding, shall become fully vested and may thereafter be exercised by Holder until and including the earlier to occur of (i) the date which is one-year after the date of such termination of employment and (ii) the Expiration Date.

(d)                                 Definitions.

(i)                                     Cause. For purposes of this Agreement, “Cause” shall mean, in the sole discretion of the Board: (1) conduct by Holder in connection with Holder’s service to the Company or any affiliate that is fraudulent, unlawful or grossly negligent; (2) Holder’s material breach of Holder’s material responsibilities to the Company or any affiliate or Holder’s willful failure to comply with reasonable and lawful directives of the Board; (3) Holder’s material breach of Holder’s material representations, warranties, covenants and/or obligations under Holder’s employment agreement; (4) material misconduct by Holder that seriously discredits or damages the Company or any affiliate; or (5) nonperformance or unsatisfactory performance of Holder’s material duties or responsibilities to the Company or any affiliate. In the case of each of (2), (3), (4) and (5) as determined in good faith by the Board after written notice to Holder providing reasonable details of the alleged breach and not less than a 30 day period to cure the alleged breach.

(ii)                                  Good Reason. For purposes of this Agreement, “Good Reason” shall mean that Holder has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following actions undertaken by the Company without Holder’s express prior written consent: (1)   a material diminution in Holder’s position, responsibilities, authority or function; (2) a material reduction in Holder’s base salary and/or annual target bonus opportunity; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in Holder’s base salary and/or annual target bonus opportunity that is pursuant to a reduction program affecting substantially all of the senior level employees of the Company and that does not adversely affect Holder to a greater extent than other similarly situated senior level employees; or (3) a change of more than 50 miles in the geographic location at which Holder must regularly report to work and perform services, except for required travel on business of the Company; provided, however, that “Good Reason” shall not include, following a Change of Control, a reduction in title, position, responsibilities or duties solely by virtue of the Company being acquired and made part of, or operating as a subsidiary or division of a larger company or organization, as long as Holder’s new duties and responsibilities are reasonably commensurate with Holder’s experience. For purposes of the “Good Reason” definition, “Good Reason Process” shall mean that: (v) Holder has reasonably determined in good faith that a “Good Reason” has occurred; (w) Holder has notified the Board in writing of the first occurrence of the Good Reason condition within 60 days of the first occurrence of such condition; (x) Holder has cooperated in good faith with the efforts of the Company, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (y) notwithstanding such efforts, the Good Reason condition continues to exist; and (z) Holder terminates employment within 60 days after the end of the Cure Period. If the Good Reason condition is cured by the Company during the Cure Period, Good Reason shall be deemed not to have occurred.

2.3.                            Method of Exercise. Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Holder (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (iv) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Holder has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii) and (iii), and (b) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by Holder. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 4.1, have been paid.

2.4.                            Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.

3.                                      Transfer Restrictions and Investment Representations.

3.1.                            Nontransferability of Option. The Option may not be transferred by Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, (i) during Holder’s lifetime the Option is exercisable only by Holder or Holder’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

3.2.                            Investment Representation. Holder hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Holder shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

4.                                      Additional Terms and Conditions.

4.1.                            Withholding Taxes. (a) As a condition precedent to the issuance of Common Stock following the exercise of the Option, Holder shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax  Payments”) with respect to such exercise of the Option. If Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Holder.

(b)                                 Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to Holder upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (iv) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom Holder has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii) and (iii). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding rate as permitted by the Committee and which does not result in adverse accounting consequences for the Company). Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by Holder. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

4.2.                            Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Option and the Exercise Price shall be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

4.3.                            Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.4.                            Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 4.1.

4.5.                            Option Confers No Rights as Stockholder. Holder shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Holder becomes a stockholder of record with respect to such issued shares. Holder shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.

4.6.                            Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by Holder, or any provision of this Agreement or the Plan, give or be deemed to give Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

4.7.                            Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

4.8.                            Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

4.9.                            Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Aprea Therapeutics, Inc., Attn: Treasury Department, 535 Boylston Street, Boston MA 02116, and if to Holder, to the last known mailing address of Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

4.10.                     Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.11.                     Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

4.12.                     Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

4.13.                     Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

4.14.                     Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

4.15.                     Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

APREA THERAPEUTICS, INC.
2019 STOCK INCENTIVE PLAN

STOCK OPTION AWARD NOTICE

Bernd Seizinger
September 20, 2019

In connection with the corporate reorganization of Aprea Therapeutics AB, you have been awarded stock options representing the right to acquire shares of Common Stock of Aprea Therapeutics, Inc., a Delaware corporation (the “Company”) in substitution of your stock options granted under that certain agreement entered into between you, Aprea Therapeutics AB and Aprea Personal AB on September 4, 2015. The stock options are granted pursuant to the terms and conditions of the Aprea Therapeutics, Inc. 2019 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”) and, subject to the payment of the subscription price by you, are immediately exercisable upon the consummation of the initial public offering of the Company’s common stock. Copies of the Plan and the Stock Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Stock Options:	You hold stock options with respect to [ ] shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 4.2 of the Agreement.

Original Grant Date:	[ ]

Vesting Commencement Date:	[ ]

Subscription Price:	$0.12 per share, subject to adjustment as provided in Section 4.2 of the Agreement.

Vesting Schedule:

The stock options shall vest upon the earlier to occur of (i) a sale or other transfer of any part of the shares in the Company, in a single transaction or series of transactions with one or more bona fide third parties resulting in that such person(s) or entity(-ies) together with any person or entity acting in concert with such person(s) or entity(-ies) holding (whether directly or indirectly) more than 50% of the total number of shares (in aggregate calculated on a fully diluted basis) in the Company or other holding company of the Company’s business, or the sale of all or substantially all assets of the Company (whether through a share transaction or an asset transaction or the granting of a license constituting substantially the entire value of the Company or (ii) a listing (including, but not limited to, a spin-off) of the shares in the Company or other holding company of the Company’s business on a stock exchange or other marketplace for public trading in shares, whether through a primary or a secondary offering (the events in clauses (i) and (ii) are referred to as an “Exercise Event”).

Exercise Limitations:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Holder, the Option shall only be exercisable after the occurrence of an Exercise Event.

Expiration Date:	Except to the extent earlier settled or terminated pursuant to Section 2.2 of the Agreement, the stock options shall terminate on September 4, 2025.

APREA THERAPEUTICS, INC.

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Aprea Therapeutics, Inc., I hereby acknowledge receipt of the Agreement and the Plan and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

The Holder acknowledges and understands that (i) the substitution of the Stock Options issued to Holder by Aprea Personal AB with the Option under the Agreement, or the acquisition of Common Stock upon the exercise of the Option may be treated as taxable events for United States Federal, state, local and foreign income tax purposes, including the application of the passive foreign investment company rules, and may be subject to tax withholding, (ii) it is Holder’s responsibility to consult with Holder’s tax advisors with respect to the tax treatment of the substitution and acquisition, and (iii) the Company, Aprea Personal AB, Aprea Therapeutics AB and their respective advisors do not provide any tax advice with respect to such substitution or acquisition.

Holder

Date

Signature Page to Stock Option Agreement

APREA THERAPEUTICS, INC.
2019 STOCK INCENTIVE PLAN

Stock Option Agreement

In substitution of stock options with respect to Aprea Therapeutics AB in connection with the corporate reorganization of Aprea Therapeutics AB, Aprea Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (“Holder”) named in the award notice attached hereto (the “Award Notice”) as of September 20, 2019, pursuant to the provisions of the Aprea Therapeutics, Inc. 2019 Stock Incentive Plan (the “Plan”), stock options to acquire from the Company the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice at the subscription price per share set forth in the Award Notice (the “Subscription Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.                                 Acceptance of Agreement. This Agreement shall be null and void unless Holder shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2.                                 Time and Manner of Acquisition of Shares.

2.1.                       Maximum Term. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2.                       Vesting and Settlement of Option. The Option shall become vested and automatically exercised upon the occurrence of an Exercise Event, as described in the Award Notice if, and only if, (i) Holder is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (a) serving as a Non-Employee Director or (b) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the Grant Date through and including the occurrence of an Exercise Event and (ii) the Exercise Event occurs within four years after the termination other than for Cause of Holder’s service to the Company as a Non-Employee Director or advisor or consultant. Termination shall be deemed to be for “Cause” if the Holder (A) has acted in material breach of applicable laws and regulations, (B) has acted in material breach of fiduciary duties in relation to the Company, (C) has acted in material breach of contractual undertakings in relation to the Company or its affiliates or the Company’s direct or indirect shareholders, (D) has accepted a position in or in any other way advising, promoting or investing in a company competing with the Company, (E) has solicited, or attempted to solicit, employees, consultants, directors, suppliers, customers or partners of the Company away from the Company, or (F) has suspended payments, entered into liquidation, either voluntary or compulsory, been declared bankrupt or otherwise may be deemed to be insolvent.

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2.3.                            Settlement of Option. Subject to the limitations set forth in this Agreement, upon the occurrence of an Exercise Event and subject to the Holder’s payment of the Subscription Price set forth in the Award Notice, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of shares of Common Stock acquired hereunder. Such issuance shall occur as soon as practicable following the Exercise Event (but in any event no later than the March 15th immediately following the year in which the Exercise Event occurs). The Subscription Price shall be paid by the Holder to the Company in cash or, if permitted by applicable law, by reducing the Holder’s other compensation from the Company. No shares of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the full Subscription Price has been paid and such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance.

3.                                 Transfer Restrictions and Investment Representations.

3.1.                       Nontransferability of Option. The Option may not be transferred by Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

3.2.                       Investment Representation. Holder hereby represents and covenants that (a) any shares of Common Stock acquired upon the exercise of the Option will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Holder shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any acquisition of shares hereunder, Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

4.                                 Additional Terms and Conditions.

4.1.                       Tax Consequences. The Holder acknowledges and understands that (i) the substitution of the Stock Options issued to Holder by Aprea Personal AB with the Option hereunder, or the acquisition of Common Stock upon the exercise of the Option hereunder may be treated as taxable events for United States Federal, state, local and foreign income tax purposes, including the application of the passive foreign investment company rules, and may be subject to tax withholding, and (ii) it is Holder’s responsibility to consult with Holder’s tax

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advisors with respect to the tax treatment of the substitution and acquisition, and (iii) the Company, Aprea Personal AB, Aprea Therapeutics AB and their respective advisors do not provide any tax advice with respect to such substitution or acquisition.

4.2.                       Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Agreement and the Subscription Price shall be equitably adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

4.3.                       Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, and shares subject to this Agreement may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.4.                       Option Confers No Rights as Stockholder. Holder shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are acquired and issued in accordance with this Agreement, and Holder becomes a stockholder of record with respect to such issued shares. Holder shall not be considered a stockholder of the Company with respect to any such shares not so issued.

4.5.                       Option Confers No Rights to Continued Service. In no event shall the granting of the Option or its acceptance by Holder, or any provision of this Agreement or the Plan, give or be deemed to give Holder any right to continued service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the service of any person at any time.

4.6.                       Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

4.7.                       Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall,

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upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

4.8.                       Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Aprea Therapeutics, Inc., Attn: Treasury Department, 535 Boylston Street, Boston MA 02116, and if to Holder, to the last known mailing address of Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

4.9.                       Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.10.                Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

4.11.                Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, including, without limitation, the Agreement on Terms for Aprea AB Incentive Plan for Bernd Seizinger, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

4.12.                Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

4.13.                Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

4.14.                Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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